UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2006, Rewards Network Inc. (the “Corporation”), subsidiaries of the Corporation party thereto, Bank of America, N.A., and lenders party thereto entered into an Amendment No. 2 to Credit Agreement (“Amendment”), which amends the Credit Agreement, dated as of November 3, 2004, among the Corporation, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, and the other lenders party thereto (“Credit Agreement”).

The Amendment extends the maturity date of the Credit Agreement to June 29, 2007. The Credit Agreement requires that borrowings under the Credit Agreement be secured by the assets of the Corporation, and the Amendment provides that the Corporation will deliver documents providing for this security prior to the time the Corporation makes a borrowing under the Credit Agreement instead of promptly after a borrowing. The Amendment also (i) revises the definition of “Consolidated EBITDA”, which is earnings before interest, taxes, depreciation, amortization, and other items as set forth in such definition, to exclude expenses related to certain litigation matters, subject to agreed upon terms and conditions, (ii) eliminates the financial covenant requiring the Corporation to maintain a minimum net worth, (iii) permits the Corporation to make certain payments that are otherwise restricted, such as dividends or the purchase of the Corporation’s common stock, provided that the Corporation maintains a minimum ratio of net indebtedness to Consolidated EBITDA and there is no resulting default, (iv) permits the Corporation to make acquisitions, subject to certain conditions, and (v) increases the amount of the Corporation’s subordinated notes that the Corporation may redeem, provided there is no resulting default, from $10 million to $70 million.

The Corporation does not currently have any borrowings outstanding under the Credit Agreement.

This summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to Credit Agreement, dated as of June 30, 2006, by and among Rewards Network Inc., Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, the other lenders party thereto, and the subsidiaries of Rewards Network Inc. party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: July 6, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to Credit Agreement, dated as of June 30, 2006, by and among Rewards Network Inc., Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, the other lenders party thereto, and the subsidiaries of Rewards Network Inc. party thereto.